SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement                 [ ]  Confidential, for Use of the
[X]      Definitive Proxy Statement                       Commission Only (as permitted by
[_]      Definitive Additional Materials                  Rule 14a-6(e)(2))
[_]      Soliciting Material Pursuant to
         (ss.)240.14a-11(c) or (ss.)240.14a-12

                                Buckhead America Corporation
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction: 5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                            Notice of Annual Meeting
                               and Proxy Statement

                            ------------------------

                          BUCKHEAD AMERICA CORPORATION

                            ------------------------


                         Annual meeting of Stockholders
                                  May 25, 2000

                                     [LOGO]

                              7000 CENTRAL PARKWAY
                                    SUITE 850
                             ATLANTA, GEORGIA 30328


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000


TO THE STOCKHOLDERS OF
BUCKHEAD AMERICA CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BUCKHEAD AMERICA CORPORATION ("Buckhead") will be held at the Central Park Conference Center, 7000 Central Parkway, Suite 354, Atlanta, Georgia 30328 on May 25, 2000 at 11:30 a.m. (E.D.T.), for the following purposes:

     1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

     2. To consider a proposal to approve Buckhead's 2000 Employee Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The proxy statement dated April 27, 2000, is attached. Only record holders of Buckhead's common stock at the close of business on April 17, 2000, will be eligible to vote at the meeting.

     If you are not able to attend the meeting, please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person.

                                             By Order of the Board of Directors:

                                   [SIG CUT]


                                             ROBERT B. LEE
                                             Secretary

Date: April 27, 2000


     A copy of the Annual Report to Stockholders of Buckhead America Corporation for the year ended December 31, 1999 containing financial statements is enclosed.


1222773v4

                                     [LOGO]

                              7000 CENTRAL PARKWAY
                                    SUITE 850
                             ATLANTA, GEORGIA 30328

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2000


                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Buckhead America Corporation, a Delaware corporation ("Buckhead") of proxies for use at the 2000 Annual Meeting of Stockholders to be held on May 25, 2000 at 11:30 a.m. (E.D.T.), at the Central Park Conference Center, 7000 Central Parkway, Suite 354, Atlanta, Georgia 30328.

     This proxy statement and the accompanying form of proxy are being first mailed to stockholders on or about May 1, 2000. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of Buckhead a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person; however, attendance at the meeting will not in and of itself constitute revocation of a proxy. Any proxy which is not revoked will be voted at the annual meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the annual meeting.

     Proxies will be solicited from Buckhead's stockholders by mail. Buckhead will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. Buckhead may employ a proxy solicitation firm to solicit proxies in connection with the annual meeting and Buckhead estimates that the fee payable for such services will be less than $10,000. It is possible that directors, officers and regular employees of Buckhead may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of Buckhead will receive no additional compensation for any such further solicitation.

     Only stockholders of record of Buckhead's common stock at the close of business on April 17, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the annual meeting. On the Record Date, Buckhead had outstanding a total of 2,009,018 shares of common stock, excluding a total of 85,637 shares of treasury stock held by Buckhead, which are not entitled to vote. Each such share will be entitled to one vote, non-cumulative, on each matter to be considered at the annual meeting. A majority of the outstanding shares of common stock, present in person or represented by proxy at the annual meeting, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by Buckhead to act as election inspectors for the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

     Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Accordingly, the seven nominees receiving the highest vote totals will be elected as directors of Buckhead at the annual meeting. The affirmative vote of holders of a majority of the outstanding shares of common stock of Buckhead entitled to vote and present in person or by proxy at the annual meeting is required for approval of Buckhead's 2000 Employee Stock Option Plan. It is expected that shares beneficially held by officers and directors of Buckhead, which in the aggregate represent approximately 33.3% of the outstanding shares of common stock, will be voted in favor of each proposal. With respect to election of directors, abstentions, votes "withheld" and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the proposal to approve Buckhead's 2000 Employee Stock Option Plan, abstentions will have the effect of a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of Buckhead recommends a vote FOR the election of each of the nominees named below for election as director and FOR the proposal to approve Buckhead's 2000 Employee Stock Option Plan.

ELECTION OF DIRECTORS

     The proxy holders intend to vote FOR election of the nominees named below as directors of Buckhead, unless otherwise specified in the proxy. Directors of Buckhead elected at the annual meeting to be held on May 25, 2000 will hold office until the next annual meeting or until their successors are elected and qualified.

     Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

     The name and age of each nominee, his principal occupation, and the period during which such person has served as a director are set forth below:


                                        Service as Director
Name of Nominee          Age            Position

Douglas C. Collins       47             Since 1995               Chairman of the Board of Directors, President, Chief
                                                                 Executive Officer and Treasurer

Ronald L. Devine         56             Since 1999               President - The Lodge Keeper Group and Director

Robert B. Lee            45             Since 1997               Senior Vice President, Chief Financial Officer, Secretary
                                                                 and Director

David C. Glickman        37             Since 1999               Director

David B. Mumford         41             Since 1999               Director

William K. Stern         73             Since 1992               Director

Steven A. Van Dyke       41             Since 1997               Director


     Douglas C. Collins. Mr. Collins became President and Chief Executive Officer of Buckhead in December 1992, became a director of Buckhead in May 1995 and became Chairman of the Board of Directors in March 1999. Prior to joining Buckhead, Mr. Collins served as President of Days Inns from February 1992 through September 1992 and Director of Days Inns from September 1992 through November 1992. Mr. Collins served as Senior Vice President and Chief Financial Officer of Days Inns from August 1990 through February 1992, after serving as President of Imperial Hotels Corporation, a hotel chain owner and operator, from April 1988 until May 1990. Mr. Collins joined Imperial Hotels Corporation in August, 1980, serving as Vice President of Finance and Development from June 1984 to April 1988.

     Ronald L. Devine. Mr. Devine was the President and Chief Executive Officer of The Lodge Keeper Group, Inc. ("Lodge Keeper") prior to its acquisition by Buckhead and served in that capacity for more than the last five years. Mr. Devine continues to serve as President of Lodge Keeper and is an executive officer of Buckhead. Mr. Devine became a director of Buckhead in March 1999.

     Robert B. Lee. Mr. Lee became Secretary of Buckhead in December 1992 and became Vice President and Chief Financial Officer in July 1993. Mr. Lee was named Senior Vice President of Buckhead in May 1996 and became a director in June 1997. Prior to joining Buckhead, Mr. Lee served as the Corporate Controller of Days Inns from October 1990 until December 1992. Prior to that, Mr. Lee functioned in numerous capacities up to senior manager in the accounting and audit practice of KPMG LLP from December 1979 to October 1990.

     David C. Glickman. Mr. Glickman became a director of Buckhead in 1999. He is a Senior Vice President and Partner of Roulston & Company, a firm which provides financial management services to individuals and institutions, and until March 1999, he was an Associate Director with Bear Stearns & Co., Inc., an investment banking firm, and had served in that capacity for more than the last five years.

     David B. Mumford. Mr. Mumford became a director of Buckhead in 1999. He is the President of Mumford Company, Inc., a national leader in the brokerage of hotel real estate, and has served in that capacity for more than the last five years.

     William K. Stern. Mr. Stern became a director of Buckhead in 1992. He has over forty-five years of experience in the hospitality industry. He served as Vice President of Loews Hotels and as President of Loews Representation International, Inc. ("LRI"), a separate division of Loews Hotels. In 1987, Mr. Stern established "The Grande Collection of Hotels," a deluxe division of LRI. Mr. Stern also served as the Chief Executive Officer of the Grande Collection division. Mr. Stern has been the owner of Stern Services International, a hotel consulting company, since 1992.

     Steven A. Van Dyke. Mr. Van Dyke became a director of Buckhead in 1997. Mr. Van Dyke is the President and Chief Executive Officer of Bay Harbour Management, L.C. ("Bay Harbour"), formerly known as Tower Investment Group, Inc. and has served in that capacity for more than the last five years. Bay Habour is an investment advisor and manages multimillion dollar private equity and debt funds.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     Meetings of the Board of Directors-During 1999 there were seven meetings of the Board of Directors. Each incumbent director attended at least 75% of all meetings of the Board of Directors.

     Director Compensation-All non-employee directors of the Board of Directors of Buckhead are paid an annual fee of $12,000 for service on the Board of Directors and a fee of $750 for each Board meeting attended. Directors are entitled to reimbursement of their traveling costs and other out-of-pocket expenses incurred in attending Board and Committee meetings.

     Robert M. Miller, the former Chairman of the Board of Directors of Buckhead, resigned as a director of Buckhead in March 1999. Mr. Miller received total compensation in 1999 of approximately $78,750.

     All non-employee directors serve on all standing committees, such as audit, nominations and compensation. Functions normally addressed by such committees are conducted at regularly scheduled and special meetings of the entire Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by Buckhead to the Chief Executive Officer, and the other executive officers whose salary and bonus for 1999 exceeded $100,000 ("Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE



                                                                                          Long Term
                                                                                         Compensation
                                                                                           Awards
                                                                      Annual             Securities
                                                                    Compensation         Underlying
                                         Year Ended        ---------------------------   Options/         All Other
     Name and Principal Position         December 31,      Salary ($)      Bonus ($)     SARs (#)       Compensation($)
     ----------------------------     ------------------   --------------  ----------    -----------     ---------------

     Douglas C. Collins                     1999           $     260,000   158,265      17,000 (b)     $    8,600 (c)
          Chief Executive                   1998                 250,000   110,470      18,000             14,000
          Officer                           1997                 235,000    94,005      16,000              1,500


     Ronald L. Devine                       1999                 121,866    34,368       8,000 (b)          8,532 (d)
          President - Lodge                 1998                 111,481    24,572       9,000              5,000
          Keeper                            1997 (a)              70,240    21,005       9,000                 --


     Robert B. Lee                          1999                 121,275    39,868      11,000 (b)          8,531 (e)
          Chief Financial                   1998                 115,500    25,457      12,000              9,000
          Officer                           1997                 105,000    31,502       9,000              1,449

____________________
(a)  Mr. Devine's employment with Buckhead began on May 8, 1997.

(b)  See "Option Grants Table."

(c) Employer's portion of 401(k) contribution ($3,600) and non-qualified deferred compensation plan ($5,000).

(d) Employer's portion of 401(k) contribution ($3,532) and non-qualified deferred compensation plan ($5,000).

(e) Employer's portion of 401(k) contribution ($3,531) and non-qualified deferred compensation plan ($5,000).




Option Grants Table

     The following table sets forth the number of shares of common stock underlying options granted to the named executive officers during the year ended December 31,1999. No stock appreciation rights were granted.



                                                                   OPTION GRANTS IN 1999
                                                                      INDIVIDUAL GRANTS


                              -----------------------------------------------------------------------------------------
                              Number of Securities     % of Total Options
                                 Securities                Granted to
                              Underlying Options       Employees in Fiscal          Exercise
                                Granted(#)                  Year                     Price
      Name                                                                         $/share)(1)      Expiration Date (2)
      --------------------    --------------------     ---------------------    -----------------   -------------------

      Douglas C. Collins                   5,667                      7.8%      $      5.25         May 27, 2009
                                           5,667                      7.8%      $      5.25         May 27, 2010
                                           5,666                      7.8%      $      5.25         May 27, 2011

      Ronald L. Devine                     2,667                      3.7%      $      5.25         May 27, 2009
                                           2,667                      3.7%      $      5.25         May 27, 2010
                                           2,666                      3.7%      $      5.25         May 27, 2011

      Robert B. Lee                        3,667                      5.0%      $      5.25         May 27, 2009
                                           3,667                      5.0%      $      5.25         May 27, 2010
                                           3,666                      5.0%      $      5.25         May 27, 2011



(1)  The exercise price was fixed as the market price at the date of grant.

(2) The options vest and become exercisable in three equal, annual installments of 33-1/3% each on (i) the grant date, (ii) the first anniversary of the grant date, and (iii) the second anniversary of the grant date, and have a term expiring ten years from the date of grant.




                                       5


Option Exercises and Year-End Value Table

     The following table sets forth the number and year-end value of unexercised options granted to the Named Executive Officers as of December 31, 1999. No options were exercised by the Named Executive Officers during 1999.



                           1999 YEAR-END OPTION VALUES

                                  Number of Shares of                  Value of Unexercised In-the-Money
                         Common Stock Underlying Unexercised                   Options at Year-
                                     Options at                                  End ($)(1)
                                     Year-End (#)
                         ---------------------------------------     --------------------------------------

Name                          Exercisable/Unexercisable                    Exercisable/Unexercisable
----------------------   ---------------------------------------     --------------------------------------

Douglas C. Collins            70,667        17,333                      $  66,745           3,547
Ronald L. Devine              17,667         8,333                            835           1,669
Robert B. Lee                 34,667        11,333                         23,110           2,295


(1)  Calculated  based on the  $5.5625  closing  sale price on The Nasdaq  Stock
     Market of the underlying securities on December 31, 1999.

                              EMPLOYMENT AGREEMENTS

     Douglas C. Collins. Buckhead has entered into an employment contract with Mr. Collins for a term which expires in July 2002. If the contract is terminated by Buckhead prior to the end of its term, other than for cause and within twelve months following a change-in-control (generally, acquisition of control of over 50% of the common stock or a change in a majority of the board of directors), Mr. Collins shall be entitled to the greater of his annual salary (as defined) payable through the end of his employment term and one-half of his annual salary for the rest of the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Collins would be entitled to a payment of $1,141,662.

     If Mr. Collins terminates his contract between 90 and 120 days following a change-in-control or within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a change-in-control, he shall be entitled to the lesser of his annual salary through the end of his employment term, and one-half of his annual salary for the year in which such termination occurs. If such event occurred as of January
1, 2000, Mr. Collins would be entitled to a payment of $220,967.

     If Mr. Collins' employment is otherwise terminated without cause before the expiration of his employment term, Buckhead must pay him an amount equal to his annual salary for the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Collins would be entitled to a payment of $441,934.

     Ronald L. Devine. Buckhead has entered into an employment contract with Mr.
Devine for a term which expires in May 2003. If the contract is terminated by Buckhead prior to the end of its term, other than for cause and within twelve months following a change-in-control, Mr. Devine shall be entitled to the greater of his annual base salary payable through the end of his employment term and one-half of his annual base salary for the rest of the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Devine would be entitled to a payment of $418,333.

     If Mr. Devine terminates his contract between 90 and 120 days following a change-in-control or within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a


                                       6

change-in-control, he shall be entitled to the lesser of his annual base salary through the end of his employment term, and one-half of his annual base salary for the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Devine would be entitled to a payment of $62,750.

     If Mr. Devine's employment is otherwise terminated without cause before the expiration of his employment term, Buckhead must pay him an amount equal to his annual base salary for the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Devine would be entitled to a payment of $125,500.

     Robert B. Lee. Buckhead has entered into an employment contract with Mr. Lee for a term which expires in July 2002. If the contract is terminated by Buckhead prior to the end of its term, other than for cause and within twelve months following a change-in-control, Mr. Lee shall be entitled to the greater of his annual salary (as defined) payable through the end of his employment term and one-half of his annual salary for the rest of the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Lee would be entitled to a payment of $477,732.

     If Mr. Lee terminates his contract between 90 and 120 days following a change-in-control or within 30 days following any demotion, diminution of responsibility or pay or forced relocation occurring within twelve months of a change-in-control, he shall be entitled to the lesser of his annual salary through the end of his employment term, and one-half of his annual salary for the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Lee would be entitled to a payment of $92,464.

     If Mr. Lee's employment is otherwise terminated without cause before the expiration of his employment term, Buckhead must pay him an amount equal to his annual salary for the year in which such termination occurs. If such event occurred as of January 1, 2000, Mr. Lee would be entitled to a payment of $184,929.


BENEFIT PLANS

1995 Employee Stock Option Plan

     Buckhead's 1995 Employee Stock Option Plan (the "1995 Plan") provides for the grant of options to acquire a maximum of 170,000 shares of common stock. As of March 31, 2000, options for 61,333 shares had been exercised under the 1995 Plan, options for 92,000 shares were outstanding, and 16,667 shares remained available for issuance under the 1995 Plan. Unless sooner terminated by the Board, the 1995 Plan terminates on April 17, 2005.

1997 Employee Stock Option Plan

     Buckhead's 1997 Employee Stock Option Plan (the "1997 Plan") provides for the grant of options to acquire a maximum of 80,000 shares of common stock. As of March 31, 2000, options for 0 shares had been exercised under the 1997 Plan, options for 59,000 shares were outstanding, and 21,000 shares remained available for issuance under the 1997 Plan. Unless sooner terminated by the Board, the 1997 Plan terminates on April 29, 2007.

1998 Employee Stock Option Plan

     Buckhead's 1998 Employee Stock Option Plan (the "1998 Plan") provides for the grant of options to acquire a maximum of 90,000 shares of common stock. As of March 31, 2000, options for 0 shares had been exercised under the 1998 Plan, options for 75,000 shares were outstanding, and 15,000 shares remained available for issuance under the 1998 Plan. Unless sooner terminated by the Board, the 1998 Plan terminates on March 31, 2008.

1999 Employee Stock Option Plan

     Buckhead's 1999 Employee Stock Option Plan (the "1999 Plan") provides for the grant of options to acquire a maximum of 90,000 shares of common stock. As of March 31, 2000, options for 0 shares had been exercised under the 1999 Plan, options for 85,000 shares were outstanding, and 5,000 shares remained available for issuance under the 1999 Plan. Unless sooner terminated by the Board, the 1999 Plan terminates on March 31, 2009.

2000 Employee Stock Option Plan

     The Board of Directors has recommended that the stockholders approve Buckhead's 2000 Employee Stock Option Plan. See "Proposal to Approve the Buckhead America Corporation 2000 Employee Stock Option Plan" below.


CERTAIN TRANSACTIONS

     In connection with the 1997 Lodge Keeper acquisition, Buckhead assumed a lease for office space in Prospect, Ohio. The lease requires annual rent payments of approximately $60,000 through 2006. Members of the immediate family of Mr. Devine, an executive officer and director of Buckhead, own 50% of the lessor.

     Also in connection with the Lodge Keeper acquisition, Mr. Devine executed a $250,000 note payable to Buckhead for certain inventory and equipment which did not relate to Lodge Keeper's primary business. The note bears interest at 10% and is due in monthly installments of $5,312 until June 2002.

     During 1999 and 1998, Mumford Company, Inc. earned aggregate brokerage commissions of $63,000 and $142,313, respectively, relating to Buckhead's sale of eleven leasehold interests in hotel properties. Mr. Mumford, a director of Buckhead, is the President of Mumford Company, Inc.

     Buckhead has entered into five hotel lease agreements with an affiliate (the "Lessor") of Hotel-Motel Management Corporation, a beneficial holder of more than 5 percent of the common stock. As of December 31, 1999, Buckhead had advanced the Lessor a total of $495,000 in lease deposits and is committed to advance an additional $180,000. Such deposits bear interest at 8%. Three of the leased properties have been opened and Buckhead paid rent in 1999 of $220,000 to the Lessor. Once all five properties are opened, aggregate annual rent to the Lessor will be $750,000 plus contingent percentage rents based on certain hotel revenue levels.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires Buckhead's executive officers and directors and persons who beneficially own more than 10% of Buckhead's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Buckhead with copies of all Section 16(a) forms they file.

     Based  solely on its review of copies of forms  received  by it pursuant to
Section 16(a) of the Exchange Act, or written representations from certain reporting persons, Buckhead believes that during 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                         PROPOSAL TO APPROVE BUCKHEAD'S
                         2000 EMPLOYEE STOCK OPTION PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     On March 15, 2000, the Board adopted, subject to stockholder approval, the 2000 Employee Stock Option Plan (the "2000 Plan"). The 2000 Plan authorizes the issuance of options covering up to 90,000 shares of common stock. The 2000 Plan will be utilized to attract, retain and motivate key employees and advisors of Buckhead and to align key employee and stockholder interests.

     Options may be granted under the 2000 Plan to those employees, officers or directors of, and consultants and advisors to, Buckhead, who, in the opinion of the Board of Directors, are in a position to contribute materially to Buckhead's continued growth and development and to its long-term financial success. Buckhead estimates that, as of the date of this proxy statement, approximately 15 employees (including officers), 4 non-officer directors and no more than one consultant and advisor of Buckhead will be eligible to participate in the 2000 Plan. The following discussion contains a summary of the 2000 Plan.

Shares Reserved for the Plan

     Buckhead's 2000 Plan provides for the grant of options to acquire a maximum of 90,000 shares of common stock, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock. Any such adjustment will be made by the Board in its discretion. Shares issued under the 2000 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.

     The 2000 Plan permits the grant of options intended to be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and options which are not ISOs ("NSOs"). The Board determines the terms and conditions of options granted under the 2000 Plan, including exercise prices and whether or not an option is a NSO or an ISO. ISOs, however, may be granted only to persons who are employees.

Purpose of Plan

     Buckhead desires to attract and retain persons of skill and experience and to encourage their highest levels of performance on behalf of Buckhead and its subsidiaries. The 2000 Plan accordingly affords eligible persons the opportunity to acquire stock rights in Buckhead. As of March 31, 2000, only a limited number of additional shares were available for grant under Buckhead's 1995 Plan (16,667 shares), the 1997 Plan (21,000 shares), the 1998 Plan (15,000 shares) and the 1999 Plan (5,000 shares). The 2000 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Duration of Plan

     Stock options may be granted pursuant to the 2000 Plan from time to time prior to the earliest of (1) May 25, 2010; (2) the date on which all shares have been issued under the 2000 Plan; or (3) such date as the Board of Directors shall determine in its sole discretion.

Administration of the Plan

     The 2000 Plan is administered by the Board. Subject to the terms of the 2000 Plan, in administering the 2000 Plan and the stock options granted under the 2000 Plan, the Board shall have the authority to (1) determine the employees of Buckhead and its subsidiaries to whom ISOs may be granted and to determine the directors, officers and employees of Buckhead and its subsidiaries, and the consultants and advisors, to whom NSOs may be granted; (2) determine the time or times at which options may be granted; (3) determine the option price for shares subject to each option; (4) determine whether each option granted shall be an ISO or a NSO; (5) determine the time or times when each option shall become exercisable and the duration of the exercise period; (6) determine whether restrictions are to be imposed on shares subject to options and the nature of such restrictions; and (7) interpret the 2000 Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 2000 Plan.

     No members of the Board of Directors shall be liable for any action or determination made in good faith with respect to the 2000 Plan or any option. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given under the 2000 Plan, except those resulting from such member's own gross negligence or willful misconduct. In addition to such other rights of indemnification as he may have as a member of the Board, each member of the Board shall be entitled to indemnification by Buckhead with respect to administration of the 2000 Plan and the granting of stock options under it.

Amendment of the Plan

     The 2000 Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval: (a) materially increasing the number of shares that may be issued under the 2000 Plan, except by certain adjustments under the 2000 Plan; (b) materially modifying the requirements as to eligibility for participation in the 2000 Plan; and (c) materially increasing the benefits accruing to participants under the 2000 Plan. Stock options may not be granted under the 2000 Plan after the date of termination of the 2000 Plan, but options granted prior to that date shall continue to be exercisable according to their terms.

Eligibility for Participation

     Each person who is serving as an officer, director, or employee of Buckhead or any of its subsidiaries is eligible to participate in the 2000 Plan. Furthermore, certain consultants and advisors who are natural persons that have provided bona fide services to Buckhead may also be eligible to participate in the 2000 Plan.

     Nothing contained in the 2000 Plan or in any stock option agreement may confer upon any person any right to continue as director, officer or employee of Buckhead or its subsidiaries or as a consultant or advisor, or limit in any way any right of stockholders or of the Board, as applicable, to remove such person.

New Plan Benefits

     It is not possible to determine how many eligible employees will actually participate in the 2000 Plan in the future, and the Board has currently made no decisions with respect to stock option grants thereunder. Therefore, it is not possible to determine the dollar value or number of shares of common stock that will be distributed under the 2000 Plan in the future or the identities of the recipients of those grants.

Grant of Stock Options

     The Board may grant stock options to eligible persons in such amounts and on such terms not inconsistent with the 2000 Plan as it may deem appropriate up to the number of shares remaining subject to the 2000 Plan. The date upon which a stock option is approved by the Board shall be the "Grant Date."

     Buckhead and each eligible person shall execute an agreement providing for the grant of stock options in accordance with the pertinent provisions of the 2000 Plan. No consideration shall be paid in connection with any such grant unless the sale of shares is made simultaneously with the grant.

Option Exercise Price

     The exercise price per share for the shares subject to NSOs shall be at whatever price is approved by the Board, but not less than 90% of the fair market value per share of the common stock on the Grant Date. The exercise price per share for the shares subject to ISOs shall be not less than the fair market value per share of common stock on the Grant Date, except that in the case of an ISO to be granted to an employee owning more than 10% of the total combined voting power of all classes of stock of Buckhead, the exercise price per share shall be not less than 110% of the fair market value per share of common stock on the Grant Date. The "fair market value" shall be the highest closing price on the Nasdaq National Market on the last business day for which the price or quotes are available prior to the Grant Date.

Vesting of Options

     Unless otherwise provided by the Board, options granted under the 2000 Plan will generally vest at the rate of 33 1/3% per annum over a two-year period, with 33 1/3% vesting on the grant date, 33 1/3% on the first anniversary thereof and the remaining 33 1/3% on the second anniversary thereof, so that all options are vested after two years.

Adjustments to Exercise Price and Number of Shares

     Except as set forth above, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other changes in corporate structure affecting the common stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding options granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

     In general, if Buckhead is merged into or consolidated with another corporation under circumstances in which Buckhead is not the surviving corporation, or if Buckhead is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Non-Acquiring Transaction") while unexercised options are outstanding under the Plan, after the effective date of a Non-Acquiring Transaction each holder of an outstanding option shall be entitled, upon exercise of such option, to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option shall be entitled to receive in such Non-Acquiring Transaction based upon the agreed upon conversion ratio or per share distribution. However, in the discretion of the Board of Directors, any limitations on exercisability of options may be waived so that all options, from and after a date prior to the effective date of such Non-Acquiring Transaction shall be exercisable in full. Furthermore, in the discretion of the Board, the right to exercise may be given to each holder of an option during a 30-day period preceding the effective date of such Non-Acquiring Transaction. Any outstanding options not exercised within such 30-day period may be canceled by the Board as of the effective date of any such Non-Acquiring Transaction. To the extent that the foregoing adjustments relate to stock or securities of Buckhead, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     Except as specifically described above, optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of stock of another corporation, and no issue by Buckhead of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option. The grant of any option pursuant to the Plan shall not affect in any way the right or power of Buckhead to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

Duration and Termination of Options

     Each option expires on the date  specified by the Board,  but not more than
(i) ten years from the Grant Date in the case of NSOs, (ii) ten years from the Grant Date in the case of ISOs generally, and (iii) five years from the Grant Date in the case of ISOs granted to an employee owning more than 10% of the total combined voting power of all classes of stock of Buckhead. If approved by the Board, after request by the grantee, an ISO may be converted into an NSO and the term of such option may be extended.

     In general, if an optionee's employment terminates by reason of death, the stock option held by such optionee may thereafter be exercised to the extent such option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or the legatee of the optionee under the will of the optionee, for a period of one (1) year from date of such optionee's death or until the expiration of the stock option, whichever period is shorter. In the event of the termination of optionee's employment by reason of his disability, the stock option may generally be exercised, to the extent it was exercisable at the time of his termination or on such accelerated basis as the Board shall determine at or after grant, for a period of three (3) years from the date of such termination or until the expiration of the stated term of the stock option, whichever period is shorter. In any event, if the stock option is designated as an ISO, and is exercised more than one (1) year after termination of employment due to disability, the stock option shall be treated as a NSO. In the event an employee's employment is terminated due to normal or early retirement, the option  may  generally  be  exercised  by the  optionee,  to the  extent  it was exercisable at the time of such normal or early retirement or on such accelerated basis as the Board shall determine at or after grant, for a period of three (3) years from the date of such termination or until the expiration of the stated term of the stock option, whichever period is shorter. In such event, if the stock option was designated as an ISO and is exercised more than three
(3) months after such termination of employment due to normal or early retirement, the stock option shall be treated as a NSO. In the event that employment is terminated due to voluntary resignation of employment by the optionee, the stock option shall thereupon terminate. In the event of involuntary termination of the optionee's employment by Buckhead or any Subsidiary without "cause", the stock option may be exercised, to the extent otherwise then exercisable, for the lesser of three (3) months or the balance of such stock option's term. In the event the optionee's employment with Buckhead is terminated for any other reason, including termination of the optionee's employment for "cause," the stock option shall thereupon terminate. For purposes of the 2000 Plan, "cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony or participant's willful misconduct or dishonesty, or other unauthorized activity, any of which, in the good faith opinion of the Board, is directly and materially harmful to the business or reputation of Buckhead or any Subsidiary.

     All options must be exercised prior to expiration and any options not vested at the time of expiration may not be exercised.

Means of Exercise of Options

     Options are exercised by giving written notice to Buckhead at its principal office address, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) if permitted at or after grant, the delivery of shares of common stock having a fair market value equal as of the date of the exercise to the cash exercise price of the option, or a combination of (a) or (b).

Non-transferability of Options

     No option is transferable except by will or by the laws of descent and distribution, and all options are exercisable, during the lifetime of the optionee, only by the optionee or the optionee's guardian or legal representative. Shares subject to options granted under the 2000 Plan that have lapsed or terminated may again be subject to options granted under such 2000 Plan.

Tax Treatment

     The following discussion addresses certain anticipated federal income tax consequences to recipients of options granted under the 2000 Plan. It is based on the Code and interpretations thereof as in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     A corporation, such as Buckhead, for which an individual is performing services will generally be allowed to deduct amounts that are includable in the income of such individual as compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for the services rendered. This general rule will apply to the deductibility of a participant's compensation income resulting from participation in the 2000 Plan. The timing and amount of deductions available to Buckhead as a result of the 2000 Plan will, therefore, depend upon the timing and amount of compensation income recognized by a participant as a result of participation in the 2000 Plan. The following discusses the timing and amount of compensation income which will be recognized by participants and the accompanying deduction which will be available to Buckhead.

     ISOs. A participant, to whom an ISO which qualifies under Section 422 of the Code is granted, generally will not recognize compensation income, and Buckhead will not be entitled to a deduction, upon the grant or the exercise of the option. To obtain nonrecognition treatment on exercise of an ISO, however, the participant must be an employee of Buckhead or a subsidiary continuously from the date of grant of the option until at least three months prior to the exercise of the option. If a participant terminates employment due to disability, ISO treatment will be available if the option is exercised within one year of termination. If an Option originally designated as an ISO is exercised by a participant after those periods, the option will be treated as an NSO for income tax purposes and compensation income will be recognized by the participant, and a deduction will be available to Buckhead, in accordance with the rules discussed below concerning NSOs.

     The Code provides that ISO treatment will not be available to the extent that the fair market value of shares subject to ISOs, determined as of the date of grant of the ISOs, which become exercisable for the first time during any year exceed $100,000. If the $100,000 limitation is exceeded, the options in excess of the limitation are treated as NSOs when exercised.

     While a participant may not recognize compensation income upon exercise of an ISO, the excess of the fair market value of the shares of common stock received over the exercise price for the option can affect the optionee's alternative minimum tax liability under applicable provisions of the Code. The increase, if any, in an optionee's alternative minimum tax liability resulting from exercise of an ISO will not, however, create a deductible compensation expense for Buckhead.

     When a participant sells the shares of common stock received upon exercise of an ISO after holding them more than one year after the exercise of the option and more than two years after the grant of the option, the participant will normally not recognize any compensation income, but will instead recognize long-term capital gain or loss from the sale in an amount equal to the difference between the sales price for such shares of common stock and the option exercise price, subject to a 20% maximum federal income tax rate. If, however, a participant sells the shares of common stock within one year after exercising the ISO or within two years after the grant of the ISO (an "Early Disposition"), the participant will recognize compensation income, and Buckhead will be entitled to a deduction, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares of common stock on the date of exercise of the option over the option exercise price, and (ii) the excess, if any, of the sale price for the shares over the option exercise price. Any other gain or loss on such sales, in addition to the compensation income mentioned previously, will normally be capital gain or loss.

     If a participant exercises an ISO by using shares of common stock ("Tendered Shares") previously acquired by him under another ISO and held by the participant for less than one year after the date of exercise or two years after the grant of the prior ISO, the surrender of the Tendered Shares will be an Early Disposition. As a result the participant will recognize ordinary income in an amount equal to the difference between the exercise price at which the

Tendered Shares were acquired and the fair market value of the Tendered Shares, either at the time the prior ISO was exercised or at the time of the surrender of the Tendered Shares, whichever is less. A number of the shares of common stock acquired by exercise of the ISO equal to the number of Tendered Shares will have a basis equal to the basis of the Tendered Shares, increased, if applicable, by the amount of ordinary income recognized as a result of the disposition of the Tendered Shares. Such shares of common stock will have a carryover capital gain holding period. The basis of the number of shares of common stock received in excess of the number of Tendered Shares ("Excess Shares") will be zero and their capital gain holding period will begin on the date the ISO was exercised.

     NSOs. A participant to whom an NSO is granted will not normally recognize income at the time of grant of the option. When a participant exercises an NSO, the participant will generally recognize compensation income, and Buckhead will be entitled to a deduction, in an amount equal to the excess, if any, of the fair market value of the shares of common stock when acquired over the option exercise price. The amount of gain or loss recognized by a participant from a subsequent sale of shares of common stock acquired from the exercise of an NSO will be equal to the difference between the sales price for the shares of common stock and the sum of the exercise price of the option plus the amount of compensation income recognized by the participant upon exercise of the option.

     A participant who exercises a NSO by using Tendered Shares (i) will not recognize income as a result of the exercise of the NSO with respect to the number of shares of common stock which equal the number of Tendered Shares and
(ii) will receive a carryover of the basis and holding period of the Tendered Shares for such number of shares of common stock. Receipt of Excess Shares will cause the participant to recognize ordinary income, and entitle Buckhead to a deduction, in an amount equal to the fair market value of the Excess Shares on the date the NSO was exercised. The participant's basis for such number of Excess Shares will equal the amount of ordinary income recognized as a result of the exercise of the NSO and the capital gain holding period for the Excess Shares will begin on the date the NSO was exercised.

Tax Withholding

     Whenever Buckhead proposes, or is required, to distribute shares under the 2000 Plan, Buckhead may require the recipient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, Buckhead may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

Unfunded Status of 2000 Plan

     The 2000 Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by Buckhead, nothing contained in the 2000 Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of Buckhead.

                 OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS
                         AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of Buckhead's common stock as of March 31, 2000 by: (i) each person or group of affiliated persons known by Buckhead to be the beneficial owner of more than 5% of the outstanding common stock; (ii) the Named Executive Officers who beneficially own shares of Buckhead's common stock; (iii) each director and nominee for director of Buckhead; and (iv) all of Buckhead's executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, Buckhead believes that the persons named in this table have sole voting and investment power with respect to all the shares of common stock indicated.


                                                                 Beneficial Ownership
     Beneficial Owner                                            As of March 31, 2000
     ------------------------------------------------------      --------------------
                                                                 Shares    Percentage
                                                                 --------  ----------
     Bay Harbour Management L.C.(1)........................      1,112,002      43.4%
     Hotel-Motel Management Corporation(2).................        238,960      11.9%
     Heartland Advisors, Inc.(3)...........................        184,600       9.2%
     Leon M. & Marsha C. Wagner(4).........................        124,181       6.2%
     NY Motel Enterprises(5)...............................        112,821       5.6%
     Douglas C. Collins(6).................................        101,442       4.9%
     Ronald L. Devine (7)..................................         88,786       4.4%
     Robert B. Lee(8)......................................         56,142       2.7%
     David C. Glickman(9)..................................          5,334        *
     David B. Mumford(10)..................................          4,834        *
     William K. Stern(11)..................................         51,334       2.5%
     Steven A. Van Dyke(1).................................      1,136,367      44.0%
     All officers, directors and nominees for
     directors as a group (7 persons)(12)..................      1,437,731      51.8%

--------------
*    Represents beneficial ownership of less than 1%.

(1)  The shares  beneficially  owned  include  556,447  shares held of record by
     Trophy  Hunter  Investments,   Ltd.   ("Trophy").   Through  contracts  and
     arrangements, voting and disposition power over these shares is held by Bay
     Harbour  Management L.C. ("Bay Harbour"),  a registered  investment advisor under the  Investment  Advisors Act of 1940.  Also includes an aggregate of
     555,555  shares  which may be acquired  upon  conversion  of a  convertible debenture  held by investment  funds managed by Bay Harbour.  Mr. Steven A.
     Van Dyke is the majority stockholder, President and Chief Executive Officer of Bay Harbour,  and beneficially  owns the sole general partner of Trophy, and may therefore be deemed to be the  beneficial  owner of the shares held by Bay Harbour.  Mr. Van Dyke  directly owns 8,031 shares and has the right to acquire an  additional  16,334 shares within 60 days of the date of this proxy statement.  The address of Bay Harbour Management L.C., is Suite 270,
     777 South Harbour Island Boulevard, Tampa, FL 33602.

(2)  The address of Hotel-Motel  Management Corporation is 3485 N. Desert Drive,
     Suite 106, Building 2, East Point, GA 30344.

(3) Based on Schedule 13G/A filed with the Securities and Exchange Commission on January 18, 2000. Includes shares of common stock held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee,
     WI 53202.

(4)  Mr. Wagner holds 111,036 shares directly and Ms. Wagner, his spouse,  holds
     13,145 shares directly. The address of the Wagners is 8 Lincoln Woods, Purchase, NY 10577

(5)  The address of NY Motel  Enterprises is 440 West 57th Street,  New York, NY
     10019.


                                       15


(6) Includes 6,508 shares beneficially held by DC Hospitality, Inc., which is 85% owned by Mr. Collins and 15% owned by Mr. Lee and 82,334 shares subject to options which are currently exercisable or which become exercisable within 60 days of the date of this proxy statement.

(7) Includes options to purchase 23,334 shares which are exercisable within 60 days of the date of this proxy statement.

(8) Includes 6,508 shares beneficially held by DC Hospitality, Inc., which is 15% owned by Mr. Lee and 85% owned by Mr. Collins and 42,334 shares subject to options which are either currently exercisable or which become exercisable within 60 days of the date of this proxy statement.

(9) Includes options to purchase 3,334 shares which are either currently exercisable or which become exercisable within 60 days of the date of this proxy statement.

(10) Includes options to purchase 3,334 shares which are either currently exercisable or which become exercisable within 60 days of the date of this proxy statement.

(11) Includes options to purchase 41,334 shares which are either currently exercisable or which become exercisable within 60 days of the date of this proxy statement.

(12) Includes options to purchase 212,338 shares which are currently exercisable or which become exercisable within 60 days of the date of this proxy statement. Also includes shares beneficially owned by Bay Harbor (See Note
     (1)) and DC Hospitality, Inc. (See Note (6)).


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG LLP has been the independent certified public accountants of Buckhead since March 1993. Approval or selection of the independent certified public accountants of Buckhead is not submitted for a vote at the annual meeting of stockholders. The Board of Directors of Buckhead has historically selected the independent certified public accountants of Buckhead, and the Board believes that it would be to the detriment of Buckhead and its stockholders for there to be any impediment such as selection or ratification by the stockholders to its exercising its judgment to remove Buckhead's independent certified public accountants if, in its opinion, such removal is in the best interest of Buckhead and its stockholders.

     It is anticipated that a representative from the accounting firm of KPMG LLP will be present at the annual meeting of Stockholders to answer appropriate questions and make a statement if the representative desires to do so.


                              STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at Buckhead's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by Buckhead by January 2, 2001 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules included in Rule 14a-8 promulgated under the Exchange Act must be received by Buckhead by March 17, 2001, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the 2001 annual meeting. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this proxy statement relates, Buckhead shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

     Upon The Written Request Of Any Record Or Beneficial Owner Of Common Stock Of Buckhead Whose Proxy Was Solicited In Connection With The 2000 Annual Meeting Of Shareholders, Buckhead Will Furnish Such Owner, Without Charge, A Copy Of Its Annual Report On Form 10-KSB Without Exhibits For Its Fiscal Year Ended December 31, 1999. Request For A Copy Of Such Annual Report On Form 10-KSB Should Be Addressed To Robert B. Lee, Secretary, Buckhead, Inc., 7000 Central Parkway, Suite 850, Atlanta, Georgia 30328.

     It Is Important That Proxies Be Returned Promptly, Stockholders Who Do Not Expect To Attend The Meeting In Person Are Urged To Sign, Complete, Date And Return The Proxy Card In The Enclosed Envelope, To Which No Postage Need Be Affixed.

                                              By Order of the Board of Directors


                                             [Sig Cut]


                                             ROBERT B. LEE
                                             Secretary

Dated:  April 27, 2000

                                     ANNEX 1

                                      PROXY
                          BUCKHEAD AMERICA CORPORATION
                              7000 CENTRAL PARKWAY
                                    SUITE 850
                             ATLANTA, GEORGIA 30328


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Douglas C. Collins and Robert B. Lee, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Buckhead America Corporation ("Buckhead") held of record by the undersigned on April 17, 2000, at the Annual Meeting of Stockholders to be held on May 25, 2000 or any adjournment thereof.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



Vote by Telephone                                      Vote by Internet

It's fast, convenient, and immediate!                  It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone                   vote is immediately confirmed and
1-877-PRX-VOTE (1-877-779-8683).                       posted.

Follow these four easy steps:                          Follow these four easy steps:

1.   Read the accompanying Proxy Statement             1.   Read the accompanying Proxy
     and Proxy Card.                                        Statement and Proxy Card.

2.   Call the toll-free number                         2.   Go to the Website
     1-877-PRX-VOTE (1-877-779-8683. For                    http://www.eproxyvote.com/buck
     shareholders residing outside the
     United States call collect on a
     touch-tone phone 1-201-536-8073.                  3.   Enter your 14-digit Voter
                                                            Control Number located on your
3.   Enter your 14-digit Voter Control                      Proxy Card above your name.
     Number located on your Proxy Card
     above your name.                                  4.   Follow the instructions provided.

4.   Follow the recorded instructions.

Your vote is important!                                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                                Go to http://www.eproxyvote.com/buck
                                                            anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

Proxies voted by Telephone or Internet must be received by 3:00 P.M. EDT - May 24, 2000

[X]  Please mark
     votes as in
     this example.

THE PROXIES SHALL VOTE AS SPECIFIED BY THE STOCKHOLDER, OR IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

1.   ELECTION OF DIRECTORS

Nominees: (01) Douglas C. Collins, (02) Ronald L. Devine, (03) David C. Glickman, (04) Robert B. Lee, (05) David B. Mumford, (06) William K. Stern, and
(07) Stephen A. Van Dyke

FOR ALL NOMINEES    [  ]                         [  ] WITHHELD FROM ALL NOMINEES

[ ]  --------------------------------------
     For all nominees except as noted above

2.   Proposal to approve the adoption of Buckhead's  2000 Employee  Stock Option
     Plan.

     [  ] FOR                 [  ] AGAINST                         [  ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [  ]

            IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (Stockholders should sign exactly as name appears on stock certificate. Where there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)


Signature:------------------ Date:----- Signature:------------------- Date:-----





                                                                      4913-PS-00